Exhibit 99.1

NEWS RELEASE

FOR RELEASE THURSDAY, JANUARY 5, 2006 at 4:01 PM EST

Contacts:
Kyle Kuvalanka (investor) (617) 761-4734	Theresa McNeely (media) (617) 679-7405

MILLENNIUM DETAILS STRATEGIC DRIVERS FOR PROFITABLE GROWTH AND 2006 GOALS; HIGHLIGHTS 2005 ACCOMPLISHMENTS

CAMBRIDGE, Mass., January 5, 2006 — Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) today announced the Company’s 2006 goals and financial outlook as well as key strategic 2005 accomplishments, which will be detailed in a presentation at the 24th Annual JPMorgan Healthcare Conference on January 11, 2006 in San Francisco. Millennium has emerged from 2005 a stronger, more focused company and remains on track to achieve non-GAAP profitability(1) in 2006. Financial guidance for 2006 is:

•	U.S. net product sales for VELCADE® (bortezomib) for Injection are forecasted to be in the range of $225 to $250 million, a 17 to 30 percent increase over 2005
•	Royalty revenue is expected to be in the range of $115 to $125 million
•	Operating expenses, consisting of both research and development and selling, general and administrative expenses, are anticipated to be approximately $425 million, a 30 percent decrease from full year 2004 results
•	Non-GAAP net income is projected to be up to $5 million
•	GAAP net loss is expected to be in the range of $95 to $115 million(1)
•	Cash, cash equivalents and marketable securities at the end of the year are anticipated to be greater than $500 million

“This past year was an important year for Millennium. We sharpened our focus on the key drivers for profitable growth,” said Deborah Dunsire, M.D., president and chief executive officer of Millennium. “VELCADE, the critical revenue driver, remains the market leader in relapsed multiple myeloma, and continues to demonstrate its potential in front-line multiple myeloma as well as in treating other hematologic cancers and solid tumors. Our growth prospects are further evidenced by a rapidly advancing clinical pipeline of novel products.”

Key strategic accomplishments in 2005 included:

•	U.S. approval of a supplemental new drug application (sNDA) for VELCADE for multiple myeloma patients who have received at least one prior therapy
•	Achieving VELCADE U.S. net product sales of $192 million for the full year 2005, a 34 percent increase over 2004
•	Successful transition of the Company’s leadership with a new president and CEO
•	Restructuring the collaboration for INTEGRILIN® (eptifibatide) Injection to optimize growth
•	Refining the strategic focus; shifting resources to the oncology discovery and commercial organizations
•	Advancing the pipeline including two new product candidates from the Company’s discovery engine that entered the clinic, and achieving several other clinical milestones

Following are the Company’s goals for reaching non-GAAP profitability in 2006 and sustaining growth beyond.

Products

Millennium expects to continue to grow VELCADE sales 17 to 30 percent over 2005 by:

•	Completing the deployment of an expanded sales force
•	Increasing educational efforts on VELCADE single-agent survival benefit, combinability with other agents, well-characterized safety profile and the importance of eight cycles of therapy

Together with VELCADE co-development partner Johnson & Johnson Pharmaceutical Research & Development, L.L.C, the Company also plans to:

•	Continue to advance three registration-enabling trials in the front-line multiple myeloma setting and further data publications from investigator-initiated trials in support of compendia listing for reimbursement
•	File an sNDA in the second half of the year for relapsed mantle cell lymphoma
•	Initiate a phase III study of VELCADE based therapy in patients with relapsed follicular lymphoma, an indolent form of non-Hodgkin’s lymphoma

Pipeline

Millennium will strive to progress the pipeline of eight molecules in clinical and advanced pre-clinical development, four of which were discovered by Millennium scientists, and reach key strategic decision points on several molecules or indications including:

•	Advancing two new molecular entities from the Company’s discovery organization to development candidate status
•	Making decisions on whether or not to further the development of at least two clinical programs

Partnerships and Profits

While additional partnerships are not critical to achieving non-GAAP profitability in 2006, strategic partnerships will remain an integral component of the business strategy in driving the growth agenda. To sustain future profitability, the Company will continue to strive for improved efficiencies, productivity and fiscal discipline.

The Company will discuss these goals in more detail with investors during a live webcast and conference call tomorrow, Friday, January 6, 2006 at 8:30 a.m. EST. The live webcast can be accessed by visiting the Investors section of the Company’s website, www.millennium.com. Following the webcast, an archived version of the call will be available at the same address for 30 days. Dr. Dunsire will present additional detail on January 11, 2006 at the JPMorgan 24th Annual Healthcare Conference. The presentation will be webcast live at 10:30 a.m. PST (1:30 p.m. EST) and may be accessed by visiting the Investors section of the Company’s website, www.millennium.com.

About VELCADE

VELCADE is indicated for the treatment of multiple myeloma patients who have received at least one prior therapy. VELCADE is contraindicated in patients with hypersensitivity to bortezomib, boron, or mannitol. VELCADE should be administered under the supervision of a physician experienced in the use of antineoplastic therapy.

Risks associated with VELCADE therapy include new or worsening peripheral neuropathy, hypotension observed throughout therapy, cardiac disorders, gastrointestinal adverse events, thrombocytopenia and tumor lysis syndrome. Women of childbearing potential should avoid becoming pregnant while being treated with VELCADE.

In 331 patients who were treated with VELCADE in a phase III study, the most commonly reported adverse events were asthenic conditions (61%), diarrhea (57%), nausea (57%), constipation (42%), peripheral neuropathy (36%), vomiting (35%), pyrexia (35%), thrombocytopenia (35%), psychiatric disorders (35%), anorexia and appetite decreased (34%), parasthesia (27%), dysesthesia (27%), anemia and headache (26%), and cough (21%). Fourteen percent of patients reported at least one episode of grade 4 toxicity; the most common grade 4 toxicities were thrombocytopenia (4%), neutropenia (2%), and hypercalcemia (2%). A total of 144 patients on VELCADE (44%) reported serious adverse events (SAEs) during the study. The most commonly reported SAEs were pyrexia (6%), diarrhea (5%), dyspnea, pneumonia (4%), and vomiting (3%).

VELCADE is being co-developed by Millennium Pharmaceuticals, Inc. and Johnson & Johnson Pharmaceutical Research & Development, L.L.C. Millennium is responsible for commercialization of VELCADE in the U.S.; Janssen-Cilag is responsible for commercialization in Europe and the rest of the world. Janssen Pharmaceutical K.K. is responsible for commercialization in Japan. Outside the United States, VELCADE is approved as a second-line treatment. It is indicated as a monotherapy for use in patients with progressive multiple myeloma who have received at least one prior therapy and who have already undergone or are unsuitable for bone marrow transplantation.

For more information about VELCADE clinical trials, patients and physicians can contact the Millennium Medical Product Information Department at 1-866-VELCADE (1-866-835-2233).

About Millennium

Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company based in Cambridge, Mass., markets VELCADE, a novel cancer product, and has a robust clinical development pipeline of product candidates. The Company’s research, development and commercialization activities are focused in two therapeutic areas: oncology and inflammation. By applying its knowledge of the human genome, its understanding of disease mechanisms and its industrialized drug discovery platform, Millennium is seeking to develop breakthrough products. The Company’s website is www.millennium.com.

This press release contains “forward-looking statements,” including statements about the Company’s growth, future operating results, discovery, development of products and strategic alliances. Various important risks may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including: adverse results in its drug discovery and clinical development programs; failure to obtain patent protection for its discoveries; commercial limitations imposed by patents owned or controlled by third parties; the Company’s dependence upon strategic alliance partners to develop and commercialize products and services based on its work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from its development efforts; product withdrawals; competitive factors; difficulties or delays in manufacturing the Company’s products; government and third party reimbursement rates; the commercial success of VELCADE and INTEGRILIN; achieving revenue consistent with internal forecasts; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of the risks and uncertainties the Company faces, see the reports it has filed with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Editor’s Note: This release is available under the Media section on the Company’s website at www.millennium.com.

(1)     Non-GAAP net income and non-GAAP profitability are non-GAAP financial measures. With respect to forward-looking information presented on a non-GAAP basis, other than amortization expenses of approximately $34 million in each of 2005 and 2006, restructuring charges of between $80 million to $85 million in 2005 and between $25 million and $30 million in 2006 and stock based compensation expense of between $40 million and $50 million in 2006, the Company is unable to provide a quantitative reconciliation because the items that would be excluded are difficult to predict and estimate and are primarily dependent on future events. Please see the Form 8-K furnished on January 5, 2006, by the Company to the Securities and Exchange Commission for a discussion of why the Company believes these non-GAAP measures are useful to investors and the additional purposes for which management uses these measures.